                              C E R T I F I C A T E

         The undersigned hereby certifies that he is the Secretary of Dean Witter/Sears U.S. Government Money Market Trust (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by a Majority Shareholder Vote (as defined in Section 1.2(g) of the Declaration of Trust) at a meeting of Shareholders of the Trust held on June 22, 1984, as provided in Section 9.3 of the said Declaration, said Amendment to take effect immediately, and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

         Dated this 18th day of July, 1984.



                                                      /s/ Sheldon Curtis
                                                      --------------------------
                                                      Sheldon Curtis
                                                      Secretary



(SEAL)

                                A M E N D M E N T


         Dated:   June 22, 1984

         To Be Effective:  June 22, 1984


                                       TO

              DEAN WITTER/SEARS U.S. GOVERNMENT MONEY MARKET TRUST

                              DECLARATION OF TRUST

                             DATED NOVEMBER 18, 1981

                                                      Amendment dated June 22,
                                                      1984 to the Declaration
                                                      of Trust (the
                                                      "Declaration") of Dean
                                                      Witter/Sears U.S.
                                                      Government Money Market
                                                      Trust (the "Trust") dated
                                                      November 18, 1981.


WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

WHEREAS, the Trustees of the Trust have deemed it advisable to provide that the shares of beneficial interest of the Trust shall be of $.01 par value, and such provision has been adopted by a Majority Shareholder Vote (as defined in the Declaration) at a meeting of Shareholders held on June 22, 1984 to be effective on June 22, 1984.

NOW, THEREFORE, pursuant to Section 9.3 of the Declaration, the Shareholders of the Trust have amended the Declaration as follows, to be effective on June 22, 1984, and the Trustees of the Trust have executed this Amendment on July 17, 1984.

     1. Section 6.1 of Article VI of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

               "SECTION 6.1. BENEFICIAL INTEREST. The interest of the beneficiaries hereunder shall be divided into transferable shares of beneficial interest of $.01 par value. The number of such shares of beneficial interest authorized hereunder is unlimited. The Trustees may initially issue whole and fractional shares of a single class, each of which shall represent an equal proportionate share in the Trust with each other Share. The Trustees may divide or combine the shares into a greater or lesser number of shares without thereby changing the proportionate interests in the Trust. Subject to the provisions of
         Section 6.9 hereof, the Trustees may also authorize the creation of additional series of shares (the proceeds of which may be invested in separate, independently managed portfolios) and additional classes of shares within any series. All Shares issued hereunder in connection with a dividend in Shares or a split in Shares, shall be fully paid and nonassessable."

         2. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

          3. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 17th day of July, 1984.




/s/ Irwin Friend                                /s/ John R. Haire
--------------------------                      --------------------------
Irwin Friend, as Trustee                        John R. Haire, as Trustee
and not individually                            and not individually
1250 Round Hill Road                            439 East 51st Street
Bryn Mawr, PA  19010                            New York, NY  10022


/s/ Andrew J. Melton, Jr.                       /s/ John J. Scanlon
-------------------------                       ---------------------------
Andrew J. Melton, Jr., as                       John J. Scanlon, as
Trustee and not individually                    Trustee and not individually
Five Work Trade Center                          2345 Redding Road
New York, NY  10048                             Fairfield, CT  06436



/s/ Albert T. Sommers
-------------------------                       ---------------------------
Albert T. Sommers, as                           Edward R. Telling, as
Trustee and not individually                    Trustee and not individually
16 Bonnie Heights Road                          Sears, Roebuck & Company
Manhasset, NY  10030                            Dept. 902
                                                Chicago, IL  60684

          3. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 17th day of July, 1984.





--------------------------                      --------------------------
Irwin Friend, as Trustee                        John R. Haire, as Trustee
and not individually                            and not individually
1250 Round Hill Road                            439 East 51st Street
Bryn Mawr, PA  19010                            New York, NY  10022



-------------------------                       ---------------------------
Andrew J. Melton, Jr., as                       John J. Scanlon, as
Trustee and not individually                    Trustee and not individually
Five Work Trade Center                          2345 Redding Road
New York, NY  10048                             Fairfield, CT  06436



                                                /s/ Edward R. Telling
-------------------------                       ---------------------------
Albert T. Sommers, as                           Edward R. Telling, as
Trustee and not individually                    Trustee and not individually
16 Bonnie Heights Road                          Sears, Roebuck & Company
Manhasset, NY  10030                            Dept. 902
                                                Chicago, IL  60684

STATE OF NEW YORK )
                  :ss.:
COUNTY OF NEW YORK



         On this 17th day of July, 1984, IRWIN FRIEND, JOHN R. HAIRE, ANDREW J. MELTON, JR., JOHN J. SCANLON, ALBERT T. SOMMERS and EDWARD R. TELLING, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.


                           /s/ Marilyn K. Cranney
                           ------------------------
                                Notary Public



My commission expires:


MARILYN K. CRANNEY
Notary Public, State of New York
No. 24-4795538
Qualified in Kings County
Commission Expires March 30, 1985